Exhibit 10.11

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Agreement”) dated August 17, 2011, to be effective as of July 10, 2011 (the “Effective Date”), is by and between The Mint Leasing, Inc., a Nevada corporation (the “Company”) and Jerry Parish, an individual (“Executive”), each referred to herein as a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, The Mint Leasing, Inc., a Texas corporation, the Company’s wholly-owned subsidiary, and Executive previously entered into a three-year Employment Agreement (the “Employment Agreement”) on or around July 10, 2008, pursuant to which Executive agreed to serve as the Chief Executive Officer of the Company, which Employment Agreement was subsequently assumed by the Company, a copy of which is attached hereto as Exhibit A;

WHEREAS, capitalized terms used herein shall have the meaning ascribed to such terms in the Employment Agreement, unless otherwise stated herein or the context requires otherwise; and

WHEREAS, the Parties desire to enter into this Agreement to modify and extend the Employment Agreement as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.   Amendment to Employment Agreement. The Employment Agreement shall be extended and shall continue in effect for a period of three (3) years from the Effective Date of this Agreement.   For the sake of clarity and in an abundance of caution, Section 1.01 of the Employment Agreement shall be amended to provide for the Employment Agreement to have a six-year term, ending on the sixth anniversary of the Commencement Date.

2.           Reconfirmation of Employment Agreement. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Employment Agreement, to the extent the same are not amended hereby.

3.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Employment Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Employment Agreement as modified or waived hereby.

4.           Employment Agreement to Continue in Full Force and Effect.  Except as specifically modified herein, the Employment Agreement and the terms and conditions thereof shall remain in full force and effect.

5.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

THE “COMPANY”
THE MINT LEASING, INC.

/s/ Jerry Parish
Jerry Parish
Chief Executive Officer

Date: 08/16/11
“EXECUTIVE”

/s/ Jerry Parish
Jerry Parish

Date: 08/16/11